Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

IDACORP, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)

Table 1: Newly Registered and Carry Forward Securities										☐ Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	(1)	Equity	Common Stock, without par value	Other	300,000	$140.23	$42,069,000.00	0.000087	$3,660.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts					$42,069,000.00		$3,660.00
		Total Fees Previously Paid							$0.00
		Total Fee Offsets							$1,955.07
		Net Fee Due							$1,704.93

(1)    Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices of the Company's common stock as reported on the New York Stock Exchange on October 28, 2026.

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

Table 2: Fee Offset Claims and Sources										☐ Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	(1)	IDACORP, Inc.	S-3	333-299734	10/30/2026		$1,955.07	Equity	Common Stock, without par value	300,000	$35,411,748.73
Fee Offset Sources		IDACORP, Inc.	S-3	333-299734		10/30/2026						$1,955.07

(1)    The registrant paid a registration fee of $1,955.07 in connection with the registration of 300,000 shares of its common stock pursuant to a registration statement on Form S-3 (File No. 333-299734), which was initially filed with the SEC on October 30, 2026 (the "Prior Registration Statement"). The Prior Registration Statement was not declared effective by the SEC, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on November 3, 2026. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $1,955.07.

Table 3: Combined Prospectuses						☒ Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A